MCGOWAN GUNTERMANN LETTERHEAD


Securities and Exchange Commission
450 5th Street N.W.
Washington, DC  20549


Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of ExperTelligence, Inc. date February 13, 2001.

McGowan Guntermann




March 6, 2001

Cc  Robert Reali